UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2007
ARGO-TECH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
Commission File Number: 333-38223
I.R.S. Employer Identification Number: 31-1521125
23555 Euclid Avenue
Cleveland, Ohio 44117-1795
(216) 692-6000
(Address of principal executive offices and telephone number)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 5, 2007, Argo-Tech Corporation (the “Company”) entered into the Second Supplemental Indenture dated March 5, 2007, to its Indenture dated June 23, 2004, among the Company, the subsidiary guarantors party thereto, and BNY Midwest Trust Company as trustee which governs the Company’s 9-1/4% Senior Notes due 2011 (the “Notes”). Pursuant to the Second Supplemental Indenture, the Indenture was amended after the Company received valid tenders of a majority of the currently outstanding principal amount of Notes. Once operative, the Second Supplemental Indenture will eliminate the following covenants: (i) limitation on indebtedness, (ii) limitation on restricted payments, (iii) limitation on restrictions on distributions from restricted subsidiaries, (iv) limitation on sales of assets and subsidiary stock, (v) limitation on liens, (vi) limitation on sale/leaseback transactions, (vii) limitation on affiliate transactions, (viii) limitation on sale of capital stock of restricted subsidiaries, (ix) requirements to file reports with the Securities and Exchange Commission, (x) requirements to add subsidiary guarantors, (xi) requirements to pay taxes and other claims, (xii) limitation on lines of business, (xiii) limitations on merger and consolidation, and (xiv) limitation of merger or consolidation of, or transfer of assets of, subsidiary guarantors. As of 5:00 pm New York City time on March 5, 2007 (the “Consent Payment Deadline”), the Company had received the requisite consents to enter into the Second Supplemental Indenture. A total of $242,475,000 in aggregate principal amount of Notes out of a possible $250,000,000 in aggregate principal amount of Notes were tendered, and not withdrawn, prior to the Consent Payment Deadline.
     The Second Supplemental Indenture will become operative upon payment of the tender consideration and consent fee, as contemplated in the Company’s Offer to Purchase dated February 20, 2007.
     The tender offer is scheduled to expire at 9:00 a.m., New York City time on March 20, 2007 (the “Expiration Time”), unless extended or earlier terminated. Holders tendering Notes, and who do not withdraw Notes, after the Consent Payment Deadline but before the Expiration Time, will not receive the $30.00 consent fee.
     Consummation of the tender offer, and any related payment, is subject to satisfaction of several conditions, including the consummation of the sale of AT Holdings Corporation, the Company’s parent, to Eaton Corporation (other than the transfer of certain businesses excluded from the sale) such that the sale can be completed immediately after such transfer.
     The tender offer and consent solicitation was made in connection with the agreement (the “Agreement”) dated December 24, 2006, between V.G.A.T. Investors, LLC and Eaton Corporation pursuant to which V.G.A.T. agreed to sell to Eaton all of outstanding common stock of AT Holdings Corporation, the owner of all of the Company’s common stock. The members of V.G.A.T include, among others, Vestar Capital Partners IV, L.P., Greenbriar Equity Group, LLC and several members of the Company’s senior management.
     The consent fee and tender consideration for those Notes tendered before the Consent Payment Deadline, are expected to be paid on the day the closing under the Agreement occurs which the Company expects to be on or about March 13, 2007. The closing is subject to a number of closing conditions including third party consents. The closing may be delayed beyond March 13, 2007.
Cautionary Statement Regarding Forward-Looking Statements
     This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for the historical and factual information contained herein, the matters set forth in this filing, including statements identified by words such as “expects,” “believes,” “will,” and similar expressions are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, satisfaction of closing conditions to the transactions contemplated by the agreement, including the ability of the Company to obtain any necessary consents, unanticipated operating costs and effects of general and local economic conditions. Additional information or factors which could impact the Company and the Company’s forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. The Company does not undertake any obligation to update or supplement forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO-TECH CORPORATION
By:	/s/ Paul R. Keen
Name:	Paul R. Keen
Title:	Executive Vice President, General Counsel and Secretary
March 9, 2007